Exhibit 99.1

For release 5/23/07, 1:00PM Pacific

Planar Acquires Runco International

Acquisition advances Planar into a leading position in the high-end, custom home theater display marketplace

BEAVERTON, Ore. – May 23, 2007 – Accelerating its presence in the global custom home theater market and its corporate initiative to capitalize on high-value specialty display products and solutions, Planar Systems, Inc. (NASDAQ: PLNR) today announced it has acquired the assets of privately-held Runco International, Inc. for $36.7 million in cash. Financing to fund the purchase price consisted of $14.7 million in existing cash and $22.0 million of borrowing from the Company’s amended credit facility.

Known worldwide for producing the world’s finest home theater products, Runco has been a leading brand in the high-end, custom home theater market for the past two decades, and has developed some of the industry’s most advanced home theater solutions, such as CineWide (patent pending) technology and Video Xtreme™ projection equipment. Runco currently delivers outstanding home theater solutions priced from $3,000 to $250,000 which have consistently won awards for picture quality and performance. In addition, the Vidikron brand, including the award-winning Vision™ Series, has been part of Runco since 2002 after being founded in 1980.

“This combination offers us an exciting opportunity to accelerate our reach into the growing global market for high-end home theater solutions, in line with the strategy we launched last summer,” said Gerry Perkel, Planar president and chief executive officer. “Runco and Vidikron are synonymous with excellence in home theater. In combining Runco’s heritage and industry-leading home theater solutions with Planar’s global supply chain and broad display technology expertise, we have assembled some of the best talent in the industry to deliver the finest home theater solutions to an expanding global marketplace.”

The full range of Planar, Runco and Vidikron custom home theater offerings include industry-leading home theater projectors, high performance plasma and LCD thin video displays, ambient-light-rejection projection screens, as well as video processors and video signal enhancers designed exclusively for the home theater market. Planar intends to leverage its expertise in display engineering and development to expand the product portfolio over time for all three brands and introduce new custom solutions to its specialty home theater channels and customers worldwide.

“Our loyal customers and custom dealers will see enhanced Runco and Vidikron offerings thanks to the tremendous benefits of Planar’s global resources,” said Sam Runco, founder and CEO of Runco International. “Planar brings substantial capabilities in specialty display technology beyond the home theater market and well-developed global operations and supply chain management. Most importantly, Planar has a company philosophy akin to what Runco has always stood for – excellence in technology, outstanding quality and service and dedicated focus to its custom channel partners. I believe this combination can not only continue the approach to the market that has made Runco a leader, but it will also create even better products and support to enable our channel partners expanded success in the market .”

In 2006, Runco unveiled the Signature Cinema SC-1, considered the “crown jewel” of the company’s long line of custom home theater display solutions. The Signature Cinema SC-1 redefined the technology boundaries of home theater thanks to its exclusive Signature CineStep process and a tremendous light output that makes the product suitable for screens as large as 500 inches wide. Also last year, Runco announced that its Video Xtreme series were the first 1080p HD video display products to receive THX certification.

Runco International’s proprietary “CineWide” process technology, available as an option on both Runco and Vidikron front-projection systems, expands the video image horizontally and vertically so that big-screen movies shot in ultra-wide 2.35:1 movie screen format fill every inch of the screen with no loss of resolution or brightness. This results in no “black bar’s” above and below the picture image that have traditionally taken up valuable screen space in wide screen home applications, allowing a truly movie theater like viewing experience.

Planar entered the home theater market in 2006 with its innovative Xscreen technology and front projection offerings. The Company will continue to sell an expanded line of Planar-branded products through its exclusive worldwide distribution network. Runco and Vidikron products will continue to be sold directly to specialized custom home theater installation dealers, making a one-of-a-kind, and dedicated, channel focus for all three brands.

Runco was founded in 1987 and recorded net sales as a private company of $54.6 million in the 12 months ending March 31, 2007, growing approximately 11 percent in the most recent quarter, compared with the same period a year ago. Runco employs approximately 120 people, the majority of whom are based at the company’s headquarters in Union City, California. Planar’s Home Theater business unit, including the Planar, Runco and Vidikron brands, will continue to be led by Scott Hix, vice president and general manager reporting directly to Mr. Perkel. Reporting to Mr. Hix, Bob Hana will continue to lead the Runco and Vidikron businesses and serve as vice president of worldwide sales and marketing for these brands. Jim Davis will continue his role as the worldwide head of sales for Planar-branded specialty home theater displays, reporting directly to Mr. Hix. Mr. Runco will provide ongoing consultation and continue to be a key contributor to Planar’s ongoing Home Theater business initiatives.

The transaction is expected to be slightly dilutive to Planar’s most recently disclosed Non-GAAP earnings expectations through the balance of fiscal 2007. The Company currently expects the transaction will be accretive to Non-GAAP earnings per share for the full fiscal 2008.

About Planar

Planar Systems, Inc (NASDAQ: PLNR) is a leading provider of value-added display hardware and software for a variety of specialty display markets worldwide. Hospitals, shopping centers, banks, government agencies, transportation businesses, and other discriminating consumers depend on Planar to provide unique display-based solutions to exacting requirements leveraging its operational excellence, technical innovation, and go-to-market capabilities. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 including statements regarding the Company’s proposed acquisition of Runco International, the Company’s expected financial performance, and the Company’s strategic and operational plans. Such statements are based on current expectations, estimates and projections about the Company’s business and its proposed acquisition of Runco. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including: difficulties in the integration of the operations, employees, channel partners, strategies, technologies and products of Runco if the transaction does close; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the display industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from our third-party manufacturing partners; final settlement of contractual liabilities; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS:

Pippa Edelen

Planar Systems, Inc.

503.748.6983

pippa.edelen@planar.com

Elaine Ordiz

GolinHarris

213-438-8710

eordiz@golinharris.com

INVESTOR CONTACT:

Ryan Gray

Planar Systems, Inc.

503-748-8911

ryan.gray@planar.com

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